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                                                                   EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT



     We consent to the use in this Registration Statement of Graham Packaging Company, L.P., GPC Capital Corp. I and GPC Capital Corp. II on Form S-1 of our report dated March 19, 2002 on the consolidated financial statements and the financial statement schedules of Graham Packaging Holdings Company appearing in the Prospectus, which is part of this Registration Statement.


     We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                                       /S/ DELOITTE & TOUCHE LLP



Philadelphia, Pennsylvania
May 29, 2002